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                                                                    EXHIBIT 12.9

SUPPLEMENTAL SCHEDULE - CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES SIERRA MIRA MESA PARTNERS
RATIO OF EARNINGS TO FIXED CHARGES:

                                                                                                               Three       Three
                                                                                                               Months      Months
                                                    Year End.   Year End.   Year End.  Year End.  Year End.     End.        End.
                                                       1996       1997        1998       1999       2000      3/31/00     3/31/01
                                                    -----------------------------------------------------------------------------

Earnings:
  Pretax income (loss)                                 $ 317      $(792)      $ 181      $ 484      $ 469       $ 176      $ (34)

Fixed Charges:
  Interest expense                                       560        464         439        450        486         123        117
  Interest factor of rental expense                      --         --          --         --         --          --         --
                                                    -----------------------------------------------------------------------------
             Total fixed charges                         560        464         439        450        486         123        117
                                                    -----------------------------------------------------------------------------

             Total earnings                              877       (328)        620        934        955         299         83

             Total fixed charges                         560        464         439        450        486         123        117
                                                    -----------------------------------------------------------------------------

                                                    -----------------------------------------------------------------------------
Ratio of earnings to fixed charges                      1.57      (0.71)       1.41       2.08       1.97        2.43       0.71
                                                    -----------------------------------------------------------------------------

                                                    -----------------------------------------------------------------------------
  Deficiency to cover fixed charges                      --         792         --         --         --          --          34
                                                    -----------------------------------------------------------------------------

COMPUTATION OF INTEREST FACTOR OF RENTAL EXPENSE:
             Operating rental expense                    --         --          --         --         --          --         --
             Interest factor                              33%        33%         33%        33%        33%         33%        33%
                                                    -----------------------------------------------------------------------------
                            Total                        --         --          --         --         --          --         --
                                                    =============================================================================